EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-35035, 33-40730, 33-59979, 333-45869, 333-103573, 333-59516, 333-38378, 333-110855 and 333-110854) of Adolph Coors Company of our report dated March 11, 2004, relating to the consolidated financial statements which appear in this Annual Report on Form 10-K.

We also consent to the incorporation by reference of our report dated March 11, 2004, relating to the financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Denver, Colorado

March 11, 2004